Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-71018, 33-74728, 33-95178, 333-09913, 333-27951, 333-62125, 333-81401, 333-94837, 333-47140, 333-56316, 333-61786, 333-83064, 333-98031, 333-103214, 333-106646, 333-108266, and 333-111915) and the Registration Statements on Form S-3 (No. 333-106515) of Mercury Interactive Corporation of our report dated January 19, 2004, except for Note 17, which is as of February 8, 2004 relating to the financial statements, which appear in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 5, 2004